Triangle Imaging Group, Inc.
           4400 West Sample Road, Suite 228  Coconut Creek, FL 33073
                         954-968-2080  Fax 954-975-7559
                      www.trig.com  e-mail: pres@trig.com




                                       8K

                                 JANUARY 4, 1999


                               BOARD OF DIRECTORS


         The Board of Directors of the Company consists solely of Vito A. Bellezza, Peter J. Bellezza and Franz A. Fideli, until the next annual meeting of shareholders, which is scheduled to be held the last Friday of April, 1999. In accordance with the By Laws of the Company, all Directors elected by the shareholders must complete their term of office, which ends at the next annual shareholders meeting. The Board has also authorized, by Resolution on December 21, 1998, the fixing of the number of Directors at three (3).

         The 8A filed without proper authorization of the aforementioned Board of Directors on December 23, 1998, the election by majority vote of a new Board of Directors, and the changing of the Company to a 12g status, is therefore null and void, based on the above prior action.




                                                              Vito A. Bellezza
                                                               President & CEO